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                                                                     Exhibit 3.1

                             ARTICLES OF DISSOLUTION
                                       OF
                        APPLIED MICROSYSTEMS CORPORATION

      Pursuant to RCW 23B.14.030 of the Washington Business Corporation Act, the undersigned corporation hereby submits these Articles of Dissolution for the purpose of dissolving the corporation.

                                    ARTICLE I

      The name of the corporation is Applied Microsystems Corporation


                                   ARTICLE II

      The dissolution of the corporation was authorized on May 22, 2003.

                                   ARTICLE III

      The dissolution of the corporation was duly approved by the shareholders of the corporation in accordance with RCW 23B.14.020.

                                   ARTICLE IV

      A copy of the revenue clearance certificate issued pursuant to RCW
82.32.260 is attached hereto.

      Dated this 30th day of June, 2003.

                                            APPLIED MICROSYSTEMS CORPORATION


                                        By              /S/
                                            ------------------------------------
                                            Robert C. Bateman, Secretary